                                    EXHIBIT A

                 UBSAM BOARD OF DIRECTORS and EXECUTIVE OFFICERS

Arthur Decurtins                     Chairman

James Patrick McCaughan              Managing Director and President

Henry William Haunss, Jr.            Managing Director

Robert Charles Dinerstein            Director and Corporate Secretary

Victor Henry Romley                  Managing Director

Richard Ciro Capone                  Director

George Jamgochian                    Managing Director

Amy Morlock McNally                  Functional Vice President

Ranjani H. Nagaswami                 Vice President

Wayne D. Thornbrough                 Managing Director

                                    UBS INC.
                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS


Cabiallavetta, Mathis                          Vice Chairman

Capone, Richard C.                             President

Bozian, Alan G.                                Senior Managing Director
Brown, Gary                                    Senior Managing Director
Dinerstein, Robert C.                          Senior Managing Director and
                                               Secretary

Ahearn, Michael J.                             Managing Director
Asjes, Dick                                    Managing Director
Barbian, Paul                                  Managing Director
Cantalini, James                               Managing Director
Casey, Robert W.                               Managing Director
Charleson, Lawrence                            Managing Director
Coe, Mary B. W.                                Managing Director
Criswell, Christopher W.                       Managing Director
Henderson, Dennis B.                           Managing Director
Hoban, Patrick N.                              Managing Director
Imholz, Alfred                                 Managing Director
James, W. Scott                                Managing Director
Lynch, Gary Charles                            Managing Director
Sperry, L. Thomas                              Managing Director
Ullrich, G. Christian                          Managing Director
Whitworth, David T.                            Managing Director
Yearley, Peter B.                              Managing Director

Chaix, Laurent                                 Vice President
Dellosso, Stephan                              Vice President
Etter, Marcel                                  Vice President
Feld, Lisa B.                                  Vice President
Mendelsohn, Bruce                              Vice President
Michaelis, A. Jane                             Vice President
Saliling, Julie                                Vice President
Lange, Kevin A.                                Vice President
Wojcechowskyj, Stephan                         Vice President

O'Rourke, Donna                                Assistant Vice President
Satz, Eric                                     Assistant Vice President
Travers, Jayne                                 Assistant Vice President

Power, Jennifer                                Credit Admin Officer
Chen, Carol                                    Assistant Treasurer
Blanck, Barbara                                Assistant Secretary

                            UNION BANK OF SWITZERLAND
                               BOARD OF DIRECTORS

Robert Studer*                           Schonenberg, Chairman

Hans Heckmann*                           Schlieren, Vice Chairman

Markus Kundig*                           Zug, Vice Chairman, Publisher

Marc C. Cappis                           Herisau, Managing Director of Huber + Suhner Ltd., Herisau
                                         AR/Pfaffikon ZH

Fritz Fahrni                             Islikon, President of the Corporate Executive Management of
                                         Sulzer Ltd., Winterthur

Kurt E. Feller                           Wollerau, Managing Director and Chief Executive Officer of
                                         Rieter Holding Ltd., Winterthur

Charles R. Firmenich                     Genthod, Vice Chairman of the Board of Firmenich
                                         (International) SA, Geneva

Hannes Goetz*                            Ruschlikon, Chairman of the Board of Swissair, Zurich Airport

Reto Mengiardi                           Chur, Attorney and Notary Public

Rolf A. Meyer*                           Basle, Chief Financial Officer and Member of the Executive
                                         Committee of Ciba-Geigy Ltd., Basle

Anne-Lise Monnier-Blaile                 Gland, Pharmacist and Chairwoman of the Board of Ofac,
                                         Geneva

Andreas Reinhart*                        Winterthur, Chairman of the Board of Volkart Brothers Holding
                                         Ltd., Winterhur

Maria Reinshagen                         Zurich, Vice President of Christie's (International) SA
                                         Switzerland

Rene K. Ruepp                            Pfaffhausen, Chairman of the Board and Chief Executive
                                         Officer of Forbo Holding SA, Eglisau

Alfred N. Schindler*                     Hergiswil, Vice Chairman and Chief Executive Officer of
                                         Schindler Holding AG, Hergiswil

Johann-Niklaus Schneider-                Langenthal, Chairman of the Board and Managing Director
Ammann                                   of the Ammann Group, Langenthal

Manfred Zobl                             Ruschlikon, Chairman of the Corporate Executive Board of
                                         Swiss Life/Rentenanstalt, Zurich

*Member of the Board of Directors Committee

                            UNION BANK OF SWITZERLAND
                              GROUP EXECUTIVE BOARD

Mathis Cabiallavetta            President of the Group Executive Board
Werner Bonadurer                Executive Vice President
Arthur Decurtins                Executive Vice President
Ulrich Grete                    Executive Vice President
Felix Fischer                   Executive Vice President
Stephan Haeringer               Executive Vice President
Pierre de Weck                  Executive Vice President